                                                                    Exhibit 11.1
                                                                   (page 1 of 1)
                                XTRA Corporation
                        Earnings Per Share Calculations
                        -------------------------------
                (Thousands of dollars except per share amounts)
                                  (Unaudited)
                                                 Three Months Ended     Nine Months Ended
                                                        June 30,             June 30,
                                                  -----------------     -----------------
                                                    1994      1993        1994      1993
                                                  -------   -------     -------   -------
 Net Income                                       $14,597   $10,548     $42,600   $30,619


 Dividends on and accretion of issuance costs
    of Series C Cumulative Redeemable
    Exchangeable Preferred Stock                        -      (963)          -    (2,889)
                                                  -------   -------     -------   -------
 Net Income before dividends
   on Series B Preferred Stock                    $14,597   $ 9,585     $42,600   $27,730

 Less: Preferred Stock Dividends - Series B             -         -           -      (806)
                                                  -------   -------     -------   -------
 Net Income Available to Common Stockholders      $14,597   $ 9,585     $42,600   $26,924
                                                  =======   =======     =======   =======

 Primary EPS
- - ------------
 Primary Shares Outstanding (in thousands):        17,023    16,972      17,015    14,764

 Primary Earnings Per Share                       $  0.86   $  0.56     $  2.50   $  1.82
                                                  =======   =======     =======   =======


 Fully Diluted EPS
- - ------------------
 Fully Diluted Shares Outstanding (in thousands):  17,024    16,973      17,018    15,966

  Fully Diluted Earnings Per Share                $  0.85   $  0.56     $  2.50   $  1.74
                                                  =======   =======     =======   =======

                                                                    Exhibit 11.1
                                                                   (page 2 of 3)
                                XTRA Corporation
               Calculation of Weighted Average Shares Outstanding
               --------------------------------------------------
               For the three months ended June 30, 1994 and 1993
                             (Thousands of shares)
                                  (Unaudited)

                                                        1994            1993
                                                       -------         -------
Computation of Primary Shares Outstanding
- - -----------------------------------------
Weighted average common shares outstanding              16,914          16,837

Common stock equivalents for primary EPS:

   Stock options outstanding                               109             135

       Weighted average number of common               -------         -------
       shares outstanding (primary)                     17,023          16,972
                                                       =======         =======
Computation of Fully Diluted Shares Outstanding
- - -----------------------------------------------
Weighted average common shares outstanding              16,914          16,837

 Common stock equivalents for fully diluted EPS:

    Stock options outstanding                              110             136

       Weighted average number of common               -------         -------
       Shares outstanding (fully diluted)               17,024          16,973
                                                       =======         =======

                                                                    Exhibit 11.1
                                                                   (page 3 of 3)
                                XTRA Corporation
               Calculation of Weighted Average Shares Outstanding
               --------------------------------------------------
                For the nine months ended June 30, 1994 and 1993
                             (Thousands of shares)
                                  (Unaudited)
                                                                                 1994            1993
                                                                               -------           ------
Computation of Primary Shares Outstanding
- - -----------------------------------------
Weighted average common shares outstanding                                      16,890           14,634

Common stock equivalents for primary EPS:

   Stock options outstanding                                                       125              130

       Weighted average number of common                                       -------           ------
       shares outstanding (primary)                                             17,015           14,764
                                                                               =======           ======
Computation of Fully Diluted Shares Outstanding
- - -----------------------------------------------
Weighted average common shares outstanding                                      16,890           14,634

 Common stock equivalents for fully diluted EPS:

    $1.9375 Series B Cumulative Convertible Preferred Stock, issued 7/17/87
    Conversion rate of 1.445 per common share (converted 12/29/92)
    Per each preferred share
    2,498 shares X 1.445 X 90/273 (post-split)                                       -            1,190
    Stock options outstanding                                                      128              142

       Weighted average number of common                                       -------           ------
       Shares outstanding (fully diluted)                                       17,018           15,966
                                                                               =======           ======



Note: The 1.9375 Series B Cumulative Convertible Preferred Stock shares are not common stock equivalents since they were issued to yield 7.75% which is more than 2/3 of the average Aa corporate bond yield (2/3 of 9.68% = 6.45%) on the day of issuance. However they do enter into the computation of fully diluted earnings per share because of potential dilution.